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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
IDEC Pharmaceuticals Corporation:

        We consent to the use of our report dated January 28, 2002, appearing in the Annual Report on Form 10-K of IDEC Pharmaceuticals Corporation as of December 31, 2001 and 2000, for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference in the Form S-8 Registration Statement expected to be filed on or about July 26, 2002.

                      /s/ KPMG LLP

San Diego, California
July 26, 2002

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CONSENT OF INDEPENDENT AUDITORS